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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-41623) and related Prospectus of Coinmach Corporation for the registration of up to $296,655,000 of its 11 3/4% Series D Senior Notes due 2005, and to the incorporation by reference therein of our report dated March 3, 1997, with respect to the combined financial statements of Kwik Wash Laundries, Inc. and KWL, Inc., included in the Company's Amendment No. 3 on Form 8-K/A to its Current Report on Form 8-K dated January 8, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas
December 18, 1997